                                                                 EXHIBIT 10.13










--------------------------------------------------------------------------------

                           LOAN AND SECURITY AGREEMENT
                       INTRABIOTICS PHARMACEUTICALS, INC.

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                    PAGE

1.       ACCOUNTING AND OTHER TERMS....................................................1

2.       LOAN AND TERMS OF PAYMENT.....................................................1

         2.1      Credit Extensions....................................................1

         2.2      Interest Rate, Payments..............................................2

         2.4      Additional Costs.....................................................2

3.       CONDITIONS OF LOANS...........................................................2

         3.1      Conditions Precedent to Initial Credit Extension.....................3

         3.2      Conditions Precedent to all Credit Extensions........................3

4.       CREATION OF SECURITY INTEREST.................................................3

         4.1      Grant of Security Interest...........................................3

5.       REPRESENTATIONS AND WARRANTIES................................................3

         5.1      Due Organization and Authorization...................................3

         5.2      Collateral...........................................................4

         5.3      Litigation...........................................................4

         5.4      No Material Adverse Change in Financial Statements...................4

         5.5      Solvency.............................................................4

         5.6      Regulatory Compliance................................................4

         5.7      Subsidiaries.........................................................5

         5.8      Full Disclosure......................................................5

6.       AFFIRMATIVE COVENANTS.........................................................5

         6.1      Government Compliance................................................5

         6.2      Financial Statements, Reports, Certificates..........................5

         6.3      Inventory; Returns...................................................6

         6.4      Taxes................................................................6

         6.5      Insurance............................................................6

         6.6      Primary Accounts.....................................................6

         6.7      Financial Covenants..................................................7

         6.8      Certificate of Deposit...............................................7

         6.9      Further Assurances...................................................7

7.       NEGATIVE COVENANTS............................................................7

         7.1      Dispositions.........................................................7

                                       i

                                TABLE OF CONTENTS
                                  (CONTINUED)
                                                                                    PAGE

         7.2      Changes in Business, Ownership, Management or
                  Business Locations ..................................................8

         7.3      Mergers or Acquisitions..............................................8

         7.4      Indebtedness.........................................................8

         7.5      Encumbrance..........................................................8

         7.6      Distributions; Investments...........................................8

         7.7      Transactions with Affiliates.........................................9

         7.8      Subordinated Debt....................................................9

         7.9      Compliance...........................................................9

8.       EVENTS OF DEFAULT.............................................................9

         8.1      Payment Default......................................................9

         8.2      Covenant Default.....................................................9

         8.3      Material Adverse Change.............................................10

         8.4      Attachment..........................................................10

         8.5      Insolvency..........................................................10

         8.6      Other Agreements....................................................10

         8.7      Judgments...........................................................10

         8.8      Misrepresentations..................................................10

9.       BANK'S RIGHTS AND REMEDIES...................................................11

         9.1      Rights and Remedies.................................................11

         9.2      Power of Attorney...................................................11

         9.3      Accounts Collection.................................................12

         9.4      Bank Expenses.......................................................12

         9.5      Bank's Liability for Collateral.....................................12

         9.6      Remedies Cumulative.................................................12

         9.7      Demand Waiver.......................................................12

10.      NOTICES......................................................................12

11.      CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER...................................13

12.      GENERAL PROVISIONS...........................................................13

         12.1     Successors and Assigns..............................................13

         12.2     Indemnification.....................................................13

         12.3     Time of Essence.....................................................13

                                       ii


                                TABLE OF CONTENTS
                                  (CONTINUED)
                                                                                    PAGE

         12.4     Severability of Provision...........................................13

         12.5     Amendments in Writing, Integration..................................13

         12.6     Counterparts........................................................14

         12.7     Survival............................................................14

         12.8     Confidentiality.....................................................14

         12.9     Attorneys' Fees, Costs and Expenses.................................14

13.      DEFINITIONS..................................................................14

         13.1     Definitions.........................................................14

         This LOAN AND SECURITY AGREEMENT dated August 25, 1999, between SILICON VALLEY BANK ("Bank"), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and INTRABIOTICS PHARMACEUTICALS, INC. ("Borrower"), whose address is 1255 Terra Bella Avenue, Mountain View, California 94043 provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

1.        ACCOUNTING AND OTHER TERMS

          Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document. This Agreement shall be construed to impart upon Bank a duty to act reasonably at all times.

2.        LOAN AND TERMS OF PAYMENT

          2.1 CREDIT EXTENSIONS.

          Borrower will pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

          2.1.1 REVOLVING ADVANCES.

               (a) Through August 25, 2000 (the "Availability End Date"), Bank will make advances ("Advance" and, collectively, "Advances") not exceeding the Committed Line. Amounts borrowed under this Section may be repaid and reborrowed through the Availability End Date.

               (b) Interest accrues from the date of each Advance at the rate in
Section 2.2(a) and is payable monthly until the Availability End Date occurs. On the Availability End Date Borrower will have the option to (i) continue to have the Advances accrue interest at the rate in Section 2.2(a) ("Option 1") or (ii) elect to fix the interest rate at a rate equal to 350 basis point above the 48 month Treasury Yield Percentage ("Option 2").

               (c) Advances outstanding on the Availability End Date are payable in 48 equal monthly installments of principal plus accrued interest, if Borrower elects Option 1 (or principal including accrued interest, if Borrower elects Option 2), beginning on the 25th of each month following the Availability End Date and ending on August 25, 2004 (the "Maturity Date"). Advances when repaid may not be reborrowed.

               (d) To obtain an Advance, Borrower must notify Bank (the notice is irrevocable) by facsimile no later than 3:00 p.m. Pacific time 1 Business Day before the day on which the Equipment Advance is to be made. The notice in the form of Exhibit B (Payment/Advance Form) must be signed by a Responsible Officer or designee.


                                       1.

          2.2 INTEREST RATE, PAYMENTS.

               (a) INTEREST RATE. Advances accrue interest on the outstanding principal balance at a per annum rate of 1.25 percentage points above the Prime Rate for Option 1 or Option 2 set forth in Section 2.1.1(b). After an Event of Default, Obligations accrue interest at 5 percent above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed. If Borrower elects Option 2, a Prepayment Fee shall apply to any prepayment of the Advances.

               (b) PAYMENTS. Interest due on the Advances is payable on the 25th of each month. Bank may debit any of Borrower's deposit accounts including Account Number Bank of America _________________ principal and interest payments owing or any amounts Borrower owes Bank. Bank will promptly notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

          2.3 FEES.

          Borrower will pay:

               (a) FACILITY FEE. A fully earned, non-refundable Facility Fee of $25,000 due on the Closing Date;

               (b) NON-UTILIZATION FEE. A fully earned, non-refundable Non-Utilization Fee equivalent to .25% per annum assessed on the average unused portion of the Committed Line over the preceding three (3) months, payable at the end of each calendar quarter; and

               (c) BANK EXPENSES. All Bank Expenses (including reasonable attorneys' fees and reasonable expenses) incurred through and after the date of this Agreement, are payable when due.

          2.4 ADDITIONAL COSTS.

          If any new law or regulation increases Bank's costs or reduces its income for any loan, Borrower will pay the increase in cost or reduction in income or additional expense; provided, however, that Borrower shall not be liable for any amount attributable to any period before 180 days prior to the date Bank notifies Borrower of such increased costs. Bank agrees that it will allocate any increased costs among its customers similarly affected in good faith and in a manner consistent with Bank's customary practice.


                                       2.

3.        CONDITIONS OF LOANS

          3.1 CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION.

          Bank's obligation to make the initial Credit Extension is subject to the condition precedent that it receive the agreements, documents and fees it requires.

          3.2 CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS.

          Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

               (a) timely receipt of any Payment/Advance Form; and

               (b) the representations and warranties in Section 5 must be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties of Section 5 remain true.

4.        CREATION OF SECURITY INTEREST

          4.1 GRANT OF SECURITY INTEREST.

          Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral. Bank may place a "hold" on any deposit account pledged as Collateral.

5.        REPRESENTATIONS AND WARRANTIES

          Borrower represents and warrants as follows:

          5.1 DUE ORGANIZATION AND AUTHORIZATION.

          Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could reasonably be expected to cause a Material Adverse Change.

          The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could cause reasonably be expected to cause a Material Adverse Change.


                                       3.

          5.2 COLLATERAL.

          Borrower has good title to the Collateral, free of Liens except Permitted Liens. All Inventory is in all material respects of good and marketable quality, free from material defects.

          5.3 LITIGATION.

          Except as shown in the Schedule, there are no actions or proceedings pending or, to the knowledge of Borrower's Responsible Officers and legal counsel, threatened by or against Borrower or any Subsidiary in which a likely adverse decision could reasonably be expected to cause a Material Adverse Change.

          5.4 NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS.

          All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

          5.5 SOLVENCY.

          The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

          5.6 REGULATORY COMPLIANCE.

          Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.


                                       4.

          5.7 SUBSIDIARIES.

          Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

          5.8 FULL DISCLOSURE.

          No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank (taken together with all such written certificates and written statements to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading. It being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results.

6.        AFFIRMATIVE COVENANTS

          Borrower will do all of the following:

          6.1 GOVERNMENT COMPLIANCE.

          Borrower will maintain its and all Subsidiaries' legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to cause a material adverse effect on Borrower's business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change.

          6.2 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

               (a) Borrower will deliver to Bank: (i) as soon as available, but no later than 10 days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period, in a form and certified by a Responsible Officer acceptable to Bank; until such time as Borrower closes its' initial public offering ("IPO"), then such reporting shall be due quarterly within 5 days of filing, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission ("SEC"); ((ii) as soon as available, but no later than 90 days after the last day of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iii) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $100,000 or more; and (iv) budgets, sales projections, operating plans or other financial information Bank reasonably requests.


                                       5.

               (b) Within 10 days after the last day of each month prior to Borrower's IPO, Borrower will deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit C. Following Borrower's IPO, such reporting will be due quarterly, within 5 days of filing with the SEC.

               (c) At such time as Borrower's unrestricted cash and cash equivalents falls below $15,000,000, Borrower will provide to Bank within 2 days after the end of each week, a weekly statement of Borrower's cash position.

               (c) Bank has the right to audit Borrower's Collateral at Borrower's expense, if an Event of Default has occurred and is continuing.

          NOTWITHSTANDING THE FOREGOING, IF BORROWER IS DELIVERING TO BANK THE AFOREMENTIONED REPORTING REQUIREMENTS ON A QUARTERLY BASIS, AND BORROWER'S LIQUIDITY FALLS BELOW (i) 2.5 TIMES THE AGGREGATE OUTSTANDING ADVANCES AND/OR
(ii) NINE (9) MONTHS AVERAGE NET CASH LOSSES, ALL FINANCIAL REPORTING SHALL BE DUE TO BANK ON A MONTHLY BASIS.

          6.3 INVENTORY; RETURNS.

          Borrower will keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors will follow Borrower's customary practices as they exist at execution of this Agreement. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims, that involve more than $50,000.

          6.4 TAXES.

          Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

          6.5 INSURANCE.

          Borrower will keep its business and the Collateral insured for risks and in amounts, as Bank may reasonably request. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank in Bank's reasonable discretion. All property policies will have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least 20 days notice before canceling its policy. At Bank's request, Borrower will deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy will, at Bank's option, be payable to Bank on account of the Obligations.

          6.6 PRIMARY ACCOUNTS.

          Borrower will maintain its primary depository and operating accounts with Bank.


                                       6.

          6.7 FINANCIAL COVENANTS.

          Borrower will maintain as of the last day of each month, unless otherwise specified:

                    (i) DEBT/TANGIBLE NET WORTH RATIO. A ratio of Total Liabilities less Subordinated Debt to Tangible Net Worth plus Subordinated Debt of not more than 1.00 to 1.00.

                    (ii) TANGIBLE NET WORTH. A Tangible Net Worth of at least $7,000,000 through November 30, 1999, increasing to $10,000,000 beginning with the month ending December 31, 1999 and monthly thereafter.

                    (iii) QUARTERLY LOSSES. Borrower shall not report quarterly losses in excess of $15,000,000.

                    (iv) LIQUIDITY COVERAGE. A Liquidity Coverage of not less than 2 times the aggregate outstanding Advances, and 6 months Net Cash Losses.

                    (v) DEBT SERVICE COVERAGE (tested Quarterly). At such time as Borrower maintains a Debt Service Coverage ratio of at least 1.50 to 1.00 for 2 consecutive fiscal quarters, the Liquidity Coverage shall be replaced by a Debt Service Coverage of at least 1.50 to 1.00.

          6.8 CERTIFICATE OF DEPOSIT.

          Borrower shall maintain a certificate of deposit to be held on account with Bank in a minimum principal amount equivalent to 105% of the aggregate outstanding Obligations at such time as Borrower fails to meet any financial covenants or conditions set forth in Section 6.7 of this Agreement and until such time as Borrower restores and maintains compliance with the terms of this Agreement. Provided Borrower maintains such certificate of deposit held on account with Bank, it shall not be deemed an Event of Default if Borrower does not comply with any financial covenant set forth in Section 6.7 of this Agreement.

          6.9 FURTHER ASSURANCES.

          Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

7.        NEGATIVE COVENANTS

          Borrower will not do any of the following without Bank's prior written consent, which will not be unreasonably withheld:

          7.1 DISPOSITIONS.

          Convey, sell, lease, transfer or otherwise dispose of (collectively, "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Transfers


                                       7.

(i) of Inventory in the ordinary course of business; or (ii) of worn-out or obsolete Equipment. Notwithstanding the foregoing, Borrower may, in the ordinary course of business; or (ii) of worn-out or obsolete Equipment. Notwithstanding the foregoing, Borrower may, in the ordinary course of business, license its intellectual property on a non-exclusive basis. Further, Borrower may, in the ordinary course of business, license its intellectual property on an exclusive basis, PROVIDED THAT (i) such exclusive licenses only permit the use or practice of the intellectual property in countries outside of the United States, Canada and Mexico and (ii) such intellectual property does not account for more than 10% of Borrower's net income.

          7.2 CHANGES IN BUSINESS, OWNERSHIP, MANAGEMENT OR BUSINESS LOCATIONS.

          Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto or have a material change in its ownership or management (other than the sale of Borrower's equity securities in a public offering or to venture capital investors approved by Bank) of greater than 25%. Borrower will not, without at least 30 days prior written notice, relocate its chief executive office or add any new offices or business locations.

          7.3 MERGERS OR ACQUISITIONS.

          Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except where (i) no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement and (ii) result in a decrease of more than 25% of Tangible Net Worth. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

          7.4 INDEBTEDNESS.

          Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

          7.5 ENCUMBRANCE.

          Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted here, subject to Permitted Liens.

          7.6 DISTRIBUTIONS; INVESTMENTS.

          Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so. Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock.


                                       8.

          7.7 TRANSACTIONS WITH AFFILIATES.

          Directly or indirectly enter or permit any material transaction with any Affiliate except transactions that are in the ordinary course of Borrower's business, on terms less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

          7.8 SUBORDINATED DEBT.

          Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank's prior written consent.

          7.9 COMPLIANCE.

          Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonable be expected to have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8.        EVENTS OF DEFAULT

          Any one of the following is an Event of Default:

          8.1 PAYMENT DEFAULT.

          If Borrower fails to pay any of the Obligations within 3 days after their due date. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extension will be made during the cure period);

          8.2 COVENANT DEFAULT.

          If Borrower does not perform any obligation in Section 6 or violates any covenant in Section 7 or does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within 10 days after it occurs, or if the default cannot be cured within 10 days or cannot be cured after Borrower's attempts within 10 day period, and the default may be cured within a reasonable time, then Borrower has an additional period (of not more than 30 days) to attempt to cure the default. During the additional time, the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);


                                       9.

          8.3 MATERIAL ADVERSE CHANGE.

          (i) If there occurs a material impairment in the perfection or priority of the Bank's security interest in the Collateral or in the value of such Collateral (other than normal depreciation) which is not covered by adequate insurance or (ii) if the Bank determines, based upon information available to it and in its reasonable judgment, that there is a reasonable likelihood that Borrower will fail to comply with one or more of the financial covenants in Section 6 during the next succeeding financial reporting period.

          8.4 ATTACHMENT.

          If any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

          8.5 INSOLVENCY.

          If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days (but no Credit Extensions will be made before any insolvency Proceeding is dismissed);

          8.6 OTHER AGREEMENTS.

          If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $100,000 or that could cause a Material Adverse Change;

          8.7 JUDGMENTS.

          If a money judgment(s) in the aggregate of at least $50,000 is rendered against Borrower and is unsatisfied and unstayed for 10 days (but no Credit Extensions will be made before the judgment is stayed or satisfied); or

          8.8 MISREPRESENTATIONS.

          If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.


                                      10.

9.        BANK'S RIGHTS AND REMEDIES

          9.1 RIGHTS AND REMEDIES.

          When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

               (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

               (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

               (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

               (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

               (e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

               (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral; and

               (g) Dispose of the Collateral according to the Code.

          9.2 POWER OF ATTORNEY.

          Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors; (iii) make, settle, and adjust all claims under Borrower's insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and
(v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank's appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.


                                      11.

          9.3 ACCOUNTS COLLECTION.

          When an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank's security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

          9.4 BANK EXPENSES.

          If Borrower fails to pay any amount or furnish any required proof of payment to third persons, Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

          9.5 BANK'S LIABILITY FOR COLLATERAL.

          If Bank complies with reasonable banking practices and Section 9-207 of the Code, it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

          9.6 REMEDIES CUMULATIVE.

          Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

          9.7 DEMAND WAIVER.

          Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10.       NOTICES

          All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth at the beginning of this Agreement. A party may change its notice address by giving the other party written notice.


                                      12.

11.       CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

          California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

          BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.       GENERAL PROVISIONS

          12.1 SUCCESSORS AND ASSIGNS.

          This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement.

          12.2 INDEMNIFICATION.

          Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

          12.3 TIME OF ESSENCE.

          Time is of the essence for the performance of all obligations in this Agreement.

          12.4 SEVERABILITY OF PROVISION.

          Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

          12.5 AMENDMENTS IN WRITING, INTEGRATION.

          All amendments to this Agreement must be in writing and signed by Borrower and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties,


                                      13.

and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

          12.6 COUNTERPARTS.

          This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

          12.7 SURVIVAL.

          All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

          12.8 CONFIDENTIALITY.

          In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (i) to Bank's subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the loans, (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit and (v) as Bank considers appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

          12.9 ATTORNEYS' FEES, COSTS AND EXPENSES.

          In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

13.       DEFINITIONS

          13.1 DEFINITIONS.

          In this Agreement:

          "ACCOUNTS" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.


                                      14.

          "ADVANCE" is defined in Section 2.1.1.

          "AFFILIATE" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

          "AVAILABILITY END DATE" is defined in Section 2.1.1.

          "BANK EXPENSES" are all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

          "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

          "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

          "CLOSING DATE" is the date of this Agreement.

          "CODE" is the California Uniform Commercial Code.

          "COLLATERAL" is the property described on EXHIBIT A.

          "COMMITTED LINE" is a Credit Extension of up to $5,000,000.

          "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

          "CREDIT EXTENSION" is each Advance or any other extension of credit by Bank for Borrower's benefit.

          "DEBT SERVICE COVERAGE" is, as measured quarterly as of the last day of each fiscal quarter of Borrower (unless measured monthly), on a consolidated basis determined in accordance with GAAP, the ratio of (a) an amount equal to the sum of (i) net income, plus (ii)


                                      15.

depreciation, amortization of intangible assets and other non-cash charges to income, and (iii) accrued interest, to (b) an amount equal to the sum of all scheduled repayments for such quarter (or month, as applicable), including accrued interest, and mandatory prepayments of principal on account of long-term Debt.

          "EQUIPMENT" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

          "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

          "GAAP" is generally accepted accounting principles.

          "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

          "INSOLVENCY PROCEEDING" are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

          "INVENTORY" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

          "INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

          "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

          "LIQUIDITY" is, at any date of determination, the sum of Borrower's cash, cash equivalents, and short term investments, less any cash and cash equivalent balances that are held in a sinking fund for the retirement of debt or capital stock or that are held in pledge for another creditor.

          "LOAN DOCUMENTS" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

          "MATERIAL ADVERSE CHANGE" is defined in Section 8.3.


                                      16.

          "MATURITY DATE" is defined in Section 2.1.1.

          "NET CASH LOSSES" is with respect to any date determination, determined on a consolidated basis in accordance with GAAP for Borrower and its consolidated Subsidiaries, the reduction in cash from operations (excluding non-recurring charges) during the three months prior to such date of determination or if the date of determination is the last day of a fiscal quarter, during the fiscal quarter then ending (or, if monthly reporting is required, during the three fiscal months ending prior to such date determination).

          "OBLIGATIONS" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including cash management services, letters of credit and foreign exchange contracts, if any and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

          "PERMITTED INDEBTEDNESS" is:

               (a) Borrower's indebtedness to Bank under this Agreement or any other Loan Document;

               (b) Indebtedness existing on the Closing Date and shown on the Schedule;

               (c) Subordinated Debt;

               (d) Indebtedness to trade creditors incurred in the ordinary course of business; and

               (e) Indebtedness secured by Permitted Liens.

          "PERMITTED INVESTMENTS" are:

               (a) Investments shown on the Schedule and existing on the Closing Date; and

               (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue.

          "PERMITTED LIENS" are:

               (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

               (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank's security interests;


                                      17.

               (c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

               (d) Leases or subleases and licenses or sublicenses granted in the ordinary course of Borrower's business and any interest or title of a lessor, licensor or under any lease or license, if the leases, subleases, licenses and sublicenses permit granting Bank a security interest;

               (e) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

          "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

          "PREPAYMENT FEE" is a fee on any portion of the Obligations with a fixed interest rate (the "Fixed Obligations") paid before the payment due date. "Base Interest Rate" means Bank's initial cost of funding the Fixed Obligations. The Prepayment Fee is calculated as follows: First, Bank determines a "Current Market Rate" based on what the Bank would receive if it loaned the remaining amount on the prepayment date in a wholesale funding market matching maturity, remaining principal and interest amounts and principal and interest payment dates (the aggregate payments received are the "Current Market Rate Amount"). Bank may select any wholesale funding market rate as the Current Market Rate. Second, Bank will take the prepayment amount and calculate the present value of each remaining principal and interest payment which, without prepayment, the Bank would have received during the term of the Fixed Obligations using the Base Interest Rate. The sum of the present value calculations is the "Mark to Market Amount." Third, the Bank will subtract the Mark to Market Amount from the Current Market Rate Amount. Any amount greater than zero is the Prepayment Fee.

          "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

          "RESPONSIBLE OFFICER" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

          "SCHEDULE" is any attached schedule of exceptions.

          "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's debt to Bank (and identified as subordinated by Borrower and Bank).

          "SUBSIDIARY" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.


                                      18.

          "TANGIBLE NET WORTH" is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities.

          "TOTAL LIABILITIES" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

          "TREASURY YIELD PERCENTAGE" is the average weekly yield (of the week ending figures) in the most recent Federal Reserve Statistical Release on actively traded U.S. Treasury obligations of similar maturity to the principal being repaid or if a Statistical Release is not published, the arithmetic average (to the nearest .01%) of the per annum yields to maturity for each Business Day during the week (ending at least two Business Days before the determination is made) of all actively traded marketable United States Treasury fixed interest rate securities with a constant maturity of, or not more than 30 days longer or shorter than the average life of the principal and interest payments that are being prepaid (excluding securities that can be surrendered at face value to pay Federal estate tax, or which provide for tax benefits to the holder).

BORROWER:

INTRABIOTICS PHARMACEUTICALS, INC.

By:  /s/ Bruce Fielding
     -----------------------------

Title:   VP & CFO  9/20/99
        --------------------------


BANK:

SILICON VALLEY BANK

By:  /s/  D. Bowman
     -----------------------------

Title:    Vice President
         -------------------------


                                      19.

                            NEGATIVE PLEDGE AGREEMENT

         This NEGATIVE PLEDGE AGREEMENT is made as of August 25, 1999 by and between INTRABIOTICS PHARMACEUTICALS, INC. ("Borrower") and SILICON VALLEY BANK ("Bank").

In connection with, among other documents, the Loan and Security Agreement (the "Loan Documents") being concurrently executed herewith between Borrower and Bank, Borrower agrees as follows:

         1. Borrower shall not sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of Borrower's intellectual property, including, without limitation, the following:

                  a. Any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held;

                  b. All mask works or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired;

                  c. Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

                  d. Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

                  e. All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications;

                  f. Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks, including without limitation;

                  g. Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

                  h. All licenses or other rights to use any of the Copyrights, Patents, Trademarks or Mask Works, and all license fees and royalties arising from such use to the extent permitted by such license or rights; and

                  i. All amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works; and

                  j. All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing;

         2. It shall be an event of default under the Loan Documents between Borrower and Bank if there is a breach of any term of this Negative Pledge Agreement.

         3. Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Documents.

BORROWER:

INTRABIOTICS PHARMACEUTICALS, INC.

By:  /s/ Bruce Fielding
     -----------------------------

Name:  B. Fielding
       ---------------------------

Title:  VP & CFO
        --------------------------


BANK:

SILICON VALLEY BANK


By:  /s/ D. Bowman
     -----------------------------

Name:  Debra Bowman
       ---------------------------

Title:  Vice President
        --------------------------